  As filed with the Securities and Exchange Commission on July 30, 2001


                                                Registration No. 333-65062

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                             AMENDMENT NO. 1


                                    TO

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                --------------

                              MAYTAG CORPORATION
            (Exact name of registrant as specified in its charter)

                                --------------

               Delaware                              42-0401785
       (State of incorporation)         (I.R.S. Employer Identification No.)
                         403 West Fourth Street North
                              Newton, Iowa 50208
                                (641) 792-7000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

                 Steven J. Klyn, Vice President and Treasurer
                              Maytag Corporation
                         403 West Fourth Street North
                              Newton, Iowa 50208
                                (641) 792-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copy of communications to:
                               Dennis V. Osimitz
                                  John R. Box
                          Sidley Austin Brown & Wood
                                Bank One Plaza
                           10 South Dearborn Street
                            Chicago, Illinois 60603

                                --------------

   Approximate date of commencement of proposed sale to the public: From time to time after effectiveness of this Registration Statement, as determined by market conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                                --------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration
Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. These + +securities may not be sold until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED JULY 30, 2001


Prospectus

--------------------------------------------------------------------------------

                                 500,000 Shares

                               Maytag Corporation

                                  Common Stock

--------------------------------------------------------------------------------

  This prospectus relates to 500,000 shares of our Common Stock, par value $1.25 per share (the "Common Stock"), which are held by Goodman Manufacturing Company L.P., a Texas limited partnership. These shares were acquired by Goodman Manufacturing as successor-in-interest to Amana Appliance Company, L.P., a Texas limited partnership, upon the merger of Amana Appliance and Goodman Manufacturing on July 31, 2001. The shares were originally delivered by us to Amana Appliance in connection with our acquisition of substantially all of the assets of Amana Appliance on July 31, 2001. We are required to register these shares under the terms of the Asset Purchase Agreement dated as of June 4, 2001 among us, a wholly-owned subsidiary of ours, Amana Appliance and Goodman Global Holdings, Inc. We agreed to register the shares to permit Amana Appliance and its pledgees, donees, transferees or other successors in interest, including without limitation Goodman Manufacturing, that receive their shares from Amana Appliance as a gift, partnership distribution or another nonsale-related transfer after the date of this prospectus (collectively, the "Selling Shareholders") to resell the shares when they deem appropriate.


  We will not receive any proceeds from the sale of the shares by the Selling Shareholders. We will bear all expenses incurred in connection with this offering, other than any commissions or discounts paid or allowed by the Selling Shareholders to underwriters, dealers, brokers or agents.

  The Selling Shareholders may offer the shares through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. See "Plan of Distribution".

  Our Common Stock is traded on the New York Stock Exchange under the symbol "MYG". The last reported sales price of our Common Stock on the New York Stock Exchange on July 27, 2001 was $33.00 per share.


  Our executive offices are located at 403 West Fourth Street North, Newton, Iowa 50208, and our telephone number is (641) 787-7000.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------
                  The date of this Prospectus is      , 2001.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About This Prospectus......................................................   2
Where You Can Find More Information........................................   2
Maytag Corporation.........................................................   4
Use of Proceeds............................................................   4
Selling Shareholders.......................................................   4
Description of Common Stock and Preferred Stock............................   5
Plan of Distribution.......................................................   8
Legal Matters..............................................................   9
Experts....................................................................   9

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement (No. 333-65062) that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf process, the Selling Shareholders may offer the shares described in this prospectus in one or more offerings. Please carefully read this prospectus together with the information contained in the documents referred to under the heading "Where You Can Find More Information".

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's Web site at http://www.sec.gov. In addition, you may inspect our SEC filings and other information at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We are incorporating by reference the following documents that we have filed with the SEC and our future filings with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the offering of the shares is completed:

  . Annual Report on Form 10-K for the year ended December 31, 2000;

  . Quarterly Reports on Form 10-Q for the quarter ended March 31, 2001; and

  . Current Reports on Form 8-K dated February 1, 2001, March 28, 2001, June
    8, 2001, June 21, 2001 and July 19, 2001.


   As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we filed with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our shares. The registration statement, exhibits and schedules are also available at the SEC's Public Reference Room or through its web site.

   You may obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:

       Maytag Corporation
       Communications Department
       403 West Fourth Street North
       Newton, Iowa 50208
       Telephone (641) 787-6361.

   You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the cover of the document. The Selling Shareholders are not making an offer of the shares in any state in which the offer or sale is not permitted.

                               MAYTAG CORPORATION

   Maytag Corporation operates in three business segments: home appliances, commercial appliances and international appliances. We manufacture, sell and service washers, dryers, dishwashers, refrigerators, cooking appliances and floor care products under the Maytag, Hoover, Jenn-Air and Magic Chef brand names. We manufacture, sell and service commercial cooking and vending equipment under the Dixie-Narco, Blodgett and Pitco Frialator brand names. We manufacture and distribute laundry products and refrigerators in China under the RSD brand name through our Rongshida-Maytag joint venture. We were organized as a Delaware corporation in 1925 and our headquarters are located at 403 West Fourth Street, Newton, Iowa 50208, and our telephone number is (641) 792-7000.

                                USE OF PROCEEDS

   None of the proceeds from the sale of the shares will be received by us.

                              SELLING SHAREHOLDERS

   The shares of Common Stock offered by this prospectus were acquired by Amana Appliance upon the acquisition by us of substantially all of the assets of Amana Appliance. These shares were acquired by Goodman Manufacturing as successor-in-interest to Amana Appliance upon the merger of Amana Appliance and Goodman Manufacturing on July 31, 2001. We have registered the shares to permit the Selling Shareholders to resell the shares when they deem appropriate.


   In the asset purchase agreement, Amana Appliance has represented that it acquired the shares of Common Stock for investment for its own account and not with a view to participating directly or indirectly in any resale, distribution or underwriting thereof in violation of the Securities Act of 1933, as amended, or applicable state securities laws. In addition, Amana Appliance has represented that it qualifies as an "accredited investor" as such term is defined in Rule 501 under the Securities Act. We agreed in the asset purchase agreement to prepare and file a registration statement and to bear all reasonable out-of-pocket expenses other than brokerage fees and commissions incurred by the Selling Shareholders. Accordingly, in recognition of the fact that, even though Amana Appliance acquired the shares for investment for its own account, the Selling Shareholders may wish to be legally permitted to sell the shares when they deem appropriate, we filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part. We have also agreed to prepare and file any amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until the earlier of:

  . the first anniversary of the closing of our purchase of substantially all of the assets of Amana Appliance; or

  . the date on which all of the shares offered in this prospectus have been sold under the registration statement.

   Prior to the acquisition, the Selling Shareholders did not have a material relationship with us. The Selling Shareholders own less than 1% of our outstanding Common Stock.

   The following table sets forth the number of shares of Common Stock beneficially owned by the Goodman Manufacturing, the initial Selling Shareholder, prior to the offering. Goodman Manufacturing has represented to us that there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, including without limitation any agreement to, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge (other than as proceeds of collateral under an existing credit facility) or otherwise dispose of any of the shares. The shares offered by this prospectus are being registered to permit public secondary trading of the shares and may be offered for sale by the Selling Shareholders from time to time after the date of this prospectus. See "Plan of Distribution".

                          Number of Shares  Number of Shares  Number of Shares
Name of Selling          Beneficially Owned  Registered for  Beneficially Owned
Shareholder              Prior to Offering    Sale Hereby      After Offering
---------------          ------------------ ---------------- ------------------
Goodman Manufacturing
 Company, L.P. .........      500,000           500,000                  (1)

--------
(1) Because Goodman Manufacturing may offer all, some or none of the shares pursuant to this prospectus, we do not know the exact number of shares that will be held by the Selling Shareholders after completion of the sale of shares hereunder. See "Plan of Distribution".

                        DESCRIPTION OF COMMON STOCK AND
                                PREFERRED STOCK

   The following description of material terms of the shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our Restated Certificate of Incorporation, as amended to date (the "Certificate of Incorporation"), our Bylaws, as amended to date, and the Rights Agreement between us and Harris Trust and Savings Bank, as rights agent, pursuant to which shares of Series A Junior Participating Preferred Stock ("Series A Preferred Stock") are issuable. A copy of each of these documents is filed as an exhibit to the registration statement of which this prospectus is a part, and are incorporated by reference into this prospectus.

General

   Our Certificate of Incorporation authorizes the issuance of (i) 200,000,000 shares of Common Stock, par value $1.25 per share, of which 76,215,434 were outstanding and 40,935,159 were held in treasury on July 6, 2001 and (ii) 24,000,000 shares of Preferred Stock, par value $1.00 per share, of which none are presently outstanding, but 4,000,000 of which have been designated as Series A Junior Participating Preferred Stock. See "Series A Preferred Stock" below. Our Board of Directors is authorized to issue preferred stock in various series with such voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Board of Directors may determine in its discretion.

Common Stock

   The holders of Common Stock are entitled to one vote per share. Our Board of Directors is classified and directors are elected to three-year terms with approximately one-third of the directors elected each year. Holders of Common Stock have no cumulative voting rights. Subject to the preferential rights of the holders of any preferred stock, holders of Common Stock are entitled to receive such dividends as may be declared from time to time by our Board of Directors in its discretion and to the extent permitted by law. In the event of our liquidation, and after distribution in full of any preferential amount to be distributed to the holders of shares of any outstanding shares of preferred stock, holders of Common Stock are entitled to receive pro rata all of our remaining assets of whatever kind available for distribution to the stockholders. The Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions with respect to the Common Stock.

   Our Certificate of Incorporation provides that any merger or consolidation by us with or into another corporation or any sale, lease, exchange or other disposition of all or substantially all of our assets to or with any other corporation, person or other entity must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock issued and outstanding and entitled to vote with respect to the transaction if, on the record date for the determination of stockholders entitled to vote, the other corporation, person or entity is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of our capital stock issued and outstanding and entitled to vote. This provision does not apply if:

  . the Board of Directors has approved a "memorandum of understanding" with the other corporation, person or entity concerning the transaction prior to the time such other corporation, person or entity became the beneficial owner of 5% or more of the outstanding shares of our capital stock, or

  . the transaction has been approved by a resolution unanimously adopted by the whole Board of Directors prior to the consummation of the transaction.

This provision cannot be amended or rescinded except by the affirmative vote of the holders of a least two-thirds of the outstanding shares of our capital stock issued and outstanding and entitled to vote at any regular or special meeting of the stockholders.

   Our Certificate of Incorporation also requires that certain kinds of business combinations and dispositions of our assets involving any Interested Shareholder (defined, in general, as the beneficial owner of more than 10% of the voting power of our capital stock) be approved by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of our capital stock entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class. This provision does not apply, however, if:

  . the transaction is approved by a majority of our directors who are unaffiliated with the Interested Shareholder, or

  . the consideration paid in the transaction meets certain specified requirements designed to ensure that all stockholders receive a fair price for their shares.

This provision cannot be amended or rescinded except by the affirmative vote of the holders of 80% or more of the voting power of the then outstanding shares of Voting Stock, voting together as a single class.

   The Common Stock is listed on the New York Stock Exchange. The transfer agent and registrar for the Common Stock is Computershare Investor Services, LLC, Chicago, Illinois.

Preferred Stock Purchase Rights

   We have entered into a Rights Agreement with Harris Trust and Savings Bank, as Rights Agent. The Rights Agreement creates and specifies the terms of the Preferred Stock Purchase Rights (the "Rights") described below. Prior to the redemption or expiration of the Rights, each share of Common Stock issued and outstanding prior to the Distribution Date (as defined below) will automatically include a Right (subject to adjustment). Each Right entitles the registered holder to purchase from us one one-hundredth of a share of Series A Preferred Stock at a price of $165.00 per one one-hundredth of a share, subject to adjustment. See "Series A Preferred Stock" below for a description of the material terms of the Series A Preferred Stock.

   Until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Stock. The Distribution Date is defined as the earlier to occur of:

  . 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of our outstanding common stock, or

  . 10 business days (or such later date as determined by our Board of Directors prior to the time that any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of our outstanding common stock.

Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any Common Stock certificate will also constitute the transfer of the Rights associated with the Common Stock represented by the certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

   The Rights are not exercisable until the Distribution Date. The Rights will expire on May 2, 2008, unless that date is extended or unless the Rights are earlier redeemed or exchanged by us, in each case, as described below.

   The purchase price payable and the number of shares of Series A Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution under the following circumstances:

  . in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock;

  . upon the grant to holders of the Series A Preferred Stock of certain rights or warrants to subscribe for or purchase Series A Preferred Stock at a price, or securities convertible into Series A Preferred Stock with a conversion price, less than the then current market price of the Series A Preferred Stock; or

  . upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Series A Preferred Stock) or of subscription rights or warrants (other than those referred to above).

   The number of outstanding Rights and the number of one one-hundredths of a share of Series A Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

   If we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon exercise, that number of shares of Common Stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. If any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right.

   At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, our Board of Directors may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Series A Preferred Stock (or of a share of a class or series of the company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

   With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Series A Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Series A Preferred Stock, which may, at our election, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading day prior to the date of exercise.

   At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding shares of Common Stock, our Board of Directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right. The redemption of the Rights may be made effective at such time on such basis with such conditions as our Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 per Right.

   The terms of the Rights may be amended by our Board of Directors without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the Rights from 20% to not less than the greater of:

  . any percentage greater than the largest percentage of outstanding shares of Common Stock then known to us to be beneficially owned by any person or group of affiliated or associated persons and

  . 10%,

except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

   Until a Right is exercised, the holder thereof, as such, will have no rights as our stockholder, including, without limitation, the right to vote or to receive dividends.

Series A Preferred Stock

   Series A Preferred Stock purchasable upon exercise of the Rights will be, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of our Preferred Stock. Each share of the Series A Preferred Stock will be nonredeemable and will be entitled to receive a minimum preferential quarterly dividend of $1.00 per share, but will be entitled to receive an aggregate dividend of 100 times the quarterly dividend declared per share of Common Stock. If a liquidation occurs, the holders of the Series A Preferred Stock will be entitled to receive a minimum liquidation payment of $100 per share, but will be entitled to receive an aggregate liquidation payment equal to 100 times the payment made per share of Common Stock. Each share of the Series A Preferred Stock will have 100 votes, voting together with the Common Stock. If any merger, consolidation or other transaction in which shares of Common Stock are exchanged occurs, each share of the Series A Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of Common Stock. These dividend, liquidation, voting and exchange rights are protected by customary antidilution provisions. Because of the nature of the dividend, liquidation and voting rights of the Series A Preferred Stock, the value of the one one-hundredth interest in a share of Series A Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

                              PLAN OF DISTRIBUTION

   The common stock offered by this prospectus may be sold from time to time by Goodman Manufacturing and by other Selling Shareholders (if any), who may include pledgees, donees, transferees or other successors in interest of Goodman Manufacturing. The Selling Shareholders may offer the shares at various times after the date of this prospectus in one or more of the following transactions:

  . in ordinary brokerage transactions (including block trades) on the New
    York Stock Exchange;

  . in special offerings, negotiated transactions or secondary distributions;

  . in private sales or other private transactions; or

  . in a combination of any of the above transactions.

   The Selling Shareholders may sell the shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

   The Selling Shareholders may use broker-dealers to sell the shares. If this happens, the broker-dealers will either receive discounts or commissions from the Selling Shareholders, or they will receive commissions from purchasers of shares for whom they acted as agent. If required, a supplement to this prospectus will set forth the applicable commission or discount, if any, and the names of any underwriters, brokers, dealers or agents involved in the sale of shares. The Selling Shareholders and any underwriters, brokers, dealers or agents that participate in the distribution of the Common Stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any profit on the sale of shares by them and any discounts, commissions, concessions and other compensation received by them may be deemed to be underwriting discounts and commissions under such Act.

   Pursuant to an agreement between us and Amana Appliance, we have agreed to pay certain expenses associated with the preparation and filing of the registration statement and this prospectus relating to the offering of shares by the Selling Shareholders. We currently estimate that such expenses will be approximately $20,000.

   We have agreed to indemnify the Selling Shareholders and their underwriters, selling brokers, dealer managers and similar securities industry professionals participating in distributions involving shares of the Common Stock against certain liabilities, including liabilities arising under the Securities Act of 1933. The Selling Shareholders may agree to indemnify underwriters, selling brokers, dealer managers or similar securities industry professionals that participate in transactions involving shares of the Common Stock against certain liabilities, including liabilities arising under the Securities Act of 1933.

   We will supply the Selling Shareholders and the New York Stock Exchange with reasonable quantities of copies of this prospectus. If a Selling Shareholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, we will file a prospectus supplement, if required by Rule 424 under the Securities Act of 1933, setting forth:

  . the names of the participating broker-dealers;

  . the number of shares involved;

  . the price at which the shares were sold;

  . the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable;

  . a statement to the effect that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

  . any other facts material to the transaction.

                                 LEGAL MATTERS

   For the purpose of this offering, Roger K. Scholten, our Senior Vice President, General Counsel and Assistant Secretary, will issue an opinion to us on the validity of the offered shares. Mr. Scholten is an officer and full-time employee of ours and a beneficial owner of our common stock.

                                    EXPERTS

   Our consolidated financial statements and schedule appearing in our Annual Report (Form 10-K) for the year ended December 31, 2000 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included in our Annual Report (Form 10-K) and incorporated herein by reference. These consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report of Ernst & Young LLP given on the authority of said firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distributions.*

      Securities and Exchange Commission registration fee.............. $ 3,650
      Accounting fees..................................................   5,000
      Legal fees and expenses..........................................  10,000
      Miscellaneous....................................................   1,350
                                                                        -------
          Total........................................................ $20,000
                                                                        =======

--------
* All amounts are estimated except for the Securities and Exchange Commission registration fee. None of these expenses will be borne by the Selling Shareholders.

Item 15. Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided, that, such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

   The Registrant's Restated Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law. In accordance with Section 102(b)(7) of the DGCL, the Registrant's Restated Certificate of Incorporation provides that no directors of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for (i) breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends under Section 174 of the DGCL or (iv) transactions from which the director derives an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

   The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Registrant's Restated Certificate of Incorporation.

   Pursuant to Section 145 of the DGCL and the Registrant's Restated Certificate of Incorporation, the Registrant maintains directors' and officers' liability insurance coverage.

Item 16. Exhibits.

   Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the Registrant with the Securities and Exchange Commission, as indicated. Exhibits marked with a (+) were previously filed by the Registrant. All other documents listed are filed with this Registration Statement.



     Number                                     Description
     ------                                     -----------
     * 4.1     Provisions of the Certificate of Incorporation of the Registrant
defining
               the rights of holders of Common Stock of the Registrant
(incorporated by
               reference to Exhibit 3(a) to the Registrant's Annual Report on
Form 10-K
               for the year ended December 31, 1993, File No. 001-00655).

     * 4.2     Certificate of Designations of Series A Junior Participating
Preferred
               Stock of the Registrant (incorporated by reference to Exhibit
3(b) to the
               Registrant's Annual Report on Form 10-K for the year ended
December 31,
               1988, File No. 001-00655).

     * 4.3     Certificate of Increase of Authorized Number Shares of Series A
Junior
               Participating Preferred Stock of the Registrant (incorporated by reference
               to Exhibit 3(c) to the Registrant's Annual Report on Form 10-K
for the
               year ended December 31, 1988, File No. 001-00655).

     * 4.4     Certificate of Amendment to Certificate of Designations of Series
A Junior
               Participating Preferred Stock of the Registrant (incorporated by reference
               to Exhibit 3(d) to the Registrant's Annual Report on Form 10-K
for the
               year ended December 31, 1997, File No. 001-00655).

     * 4.5     Provisions of the By-laws of the Registrant defining the rights of the
               holders of Common Stock of the Registrant (incorporated by reference to
               Exhibit 3(e) to the Registrant's Annual Report on Form 10-K for
the year
               ended December 31, 1998, File No. 001-00655).

     * 4.6     Rights Agreement dated as of February 12, 1998 between the
Registrant and
               Harris Trust and Savings Bank (incorporated by reference to
Exhibit 1.1 to
               the Registrant's Form
               8-A12B dated February 13, 1998, File No. 001-00655).

     * 4.7     Letter to Shareholders dated February 12, 1998 relating to the adoption of
               a shareholders rights plan with attachments (incorporated by reference to
               Exhibit 1 to the Registrant's Form 8-K dated February 12, 1998,
File No.
               001-00655).

      +5       Form of Opinion of Roger K. Scholten, Senior Vice President,
General
               Counsel and Assistant Secretary of Registrant.

     *10.1     Asset Purchase Agreement dated June 4, 2001 among the Registrant,
Maytag
               Worldwide N.V., Amana Appliance Company, L.P. and Goodman Global
Holdings,
               Inc. (incorporated by reference to Exhibit 2 to the Registrant's
Current
               Report on Form 8-K dated July 19, 2001).

      23.1     Consent of Ernst & Young LLP.

     +23.2     Consent of Roger K. Scholten (included in Exhibit 5).

     +24       Powers of Attorney.


Item 17. Undertakings.

   The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that the undertakings set forth in paragraphs (i) and
  (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, State of Iowa, on July 30, 2001.


                                          Maytag Corporation

                                          By:      /s/ Ralph F. Hake
                                             __________________________________
                                                       Ralph F. Hake
                                                Chairman and Chief Executive
                                                          Officer

   KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patricia J. Martin, Roger K. Scholten, and Steven H. Wood, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any filings under Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated as of July 30, 2001.



                 Signature                                     Title
                 ---------                                     -----


            /s/ Ralph F. Hake               Chairman and Chief Executive Officer
and
___________________________________________   Director (principal executive
officer)
               Ralph F. Hake

                     *                      Vice President, Executive and Chief
___________________________________________   Financial Officer (principal
financial
              Steven H. Wood                  officer)

                     *                      Vice President and Corporate
Controller
___________________________________________   (principal accounting officer)
              Vitas A. Stukas

                     *                      Director
___________________________________________
             Barbara R. Allen

                     *                      Director
___________________________________________
           Howard L. Clark, Jr.

                     *                      Director
___________________________________________
               Lester Crown

                     *                      Director
___________________________________________
             Leonard A. Hadley

                     *                      Director
___________________________________________
             Wayland R. Hicks


                 Signature                                     Title
                 ---------                                     -----


                     *                      Director
___________________________________________
              William T. Kerr

                     *                      Director
___________________________________________
            Bernard G. Rethore

                     *                      Director
___________________________________________
              W. Ann Reynolds

                     *                      Director
___________________________________________
           Neele E. Stearns, Jr.


      /s/ Roger K. Scholten


                                            Attorney-In-Fact


*By: ___________________________


        Roger K. Scholten

                                 EXHIBIT INDEX
                           TO REGISTRATION STATEMENT
                                  ON FORM S-3

                               MAYTAG CORPORATION


 Exhibit
 Number                           Description of Exhibit
 -------                          ----------------------
  *4.1     Provisions of the Certificate of Incorporation of the Registrant
           defining the rights of holders of Common Stock of the Registrant
           (incorporated by reference to Exhibit 3(a) to the Registrant's
           Annual Report on Form 10-K for the year ended December 31, 1993,
           File No. 001-00655).

  *4.2     Certificate of Designations of Series A Junior Participating
           Preferred Stock of the Registrant (incorporated by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1988, File No. 001-00655).

  *4.3     Certificate of Increase of Authorized Number Shares of Series A
           Junior Participating Preferred Stock of the Registrant (incorporated by reference to Exhibit 3(c) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1988, File No. 001-00655).

  *4.4     Certificate of Amendment to Certificate of Designations of Series A
           Junior Participating Preferred Stock of the Registrant (incorporated by reference to Exhibit 3(d) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, File No. 001-00655).

  *4.5 Provisions of the By-laws of the Registrant defining the rights of the holders of Common Stock of the Registrant (incorporated by reference to Exhibit 3(e) to the Registrant's Annual Report on Form
           10-K for the year ended December 31, 1998, File No. 001-00655).

  *4.6     Rights Agreement dated as of February 12, 1998 between the
           Registrant and Harris Trust and Savings Bank (incorporated by reference to Exhibit 1.1 to the Registrant's Form 8-A12B dated
           February 13, 1998, File No. 001-00655).

  *4.7 Letter to Shareholders dated February 12, 1998 relating to the adoption of a shareholders rights plan with attachments
           (incorporated by reference to Exhibit 1 to the Registrant's Form 8-K dated February 12, 1998, File No. 001-00655).

  +5       Form of Opinion of Roger K. Scholten, Senior Vice President, General
           Counsel and Assistant Secretary of Registrant.

 *10.1     Asset Purchase Agreement dated June 4, 2001 among the Registrant,
           Maytag Worldwide N.V., Amana Appliance Company, L.P. and Goodman
           Global Holdings, Inc. (incorporated by reference to Exhibit 2 to the
           Registrant's Current Report on Form 8-K dated July 19, 2001).

  23.1     Consent of Ernst & Young LLP.

 +23.2     Consent of Roger K. Scholten (included in Exhibit 5).

 +24       Powers of Attorney.

--------

Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the Registrant with the Securities and Exchange Commission, as indicated. Exhibits marked with a (+) were previously filed by the Registrant. All other documents listed are filed with this Registration Statement.